UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): December 9, 2011

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


     648 Finch Avenue East, Suite 2, Toronto, Ontario M2K 2E6, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))












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ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed in the Form 8-K and related 8-KA's filed on December 12, 2011 and February 2, 2012 and March 6, 2012 respectively, Empire Global Corp. (the "Company") entered into a Stock Purchase and Share Exchange Agreement
(the "Agreement") with Avontrust Global Pte. Ltd. a Singapore company ("AVT"). The anticipated closing date was initially January 6, 2012 then extended to March 6, 2012 and again to May 8, 2012.

In accordance with the Agreement, during the due diligence period the Company filed outstanding reports on Form 10-K for the period ended December 31, 2010 and quarterly reports on Form 10-Q for interim periods ending March 31, 2011, June 30, 2011 and September 30, 2011. The parties have mutually agreed to terminate the Agreement since the terms of closing required by Item 310 could not be met.

Pursuant to the Agreement the Company and AVT have the right to terminate the Agreement prior to the closing date. As a result of the foregoing matters the Company has terminated the Agreement and will now seek new business opportunities.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  July 6, 2012.                    EMPIRE GLOBAL CORP.


                                     Per: /s/ MICHAEL CIAVARELLA
                                          -----------------------------
                                          MICHAEL CIAVARELLA, B.Sc.
                                          Chairman of the Board and
                                          Chief Executive Officer